                                            Contacts:    Jack M. Gallagher
                                                         President
                                                         Chief Executive Officer
                                                         (716) 647-6400

                                                         Catherine D'Amico
                                                         Senior V.P. - Finance
                                                         Chief Financial Officer
                                                         (716) 647-6400


FOR IMMEDIATE RELEASE
---------------------

                  MONRO MUFFLER BRAKE ANNOUNCES FOURTH QUARTER
                              AND YEAR-END RESULTS
        ~ COMPANY REPORTS RECORD SALES FOR FOURTH QUARTER AND FULL YEAR ~
                         ~ DECLARES 5% STOCK DIVIDEND ~

ROCHESTER, N.Y., May 20, 1998 -- Monro Muffler Brake, Inc. (NASDAQ: MNRO), an operator of 350 undercar auto repair stores, today announced results for its fourth quarter and year ended March 31, 1998.

For the fiscal 1998 fourth quarter, sales rose to a record $35,645,000, a $3,581,000 increase over sales for the prior-year period. Comparable store sales increased 1.5% and new stores added $3,173,000 in incremental sales. Net income for the quarter was $1,385,000, or $0.16 per diluted share, compared with fiscal 1997 fourth quarter net income of $1,461,000, or $0.17 per diluted share. Earnings per share give retroactive effect to the 5% stock dividend paid August 4, 1997.

For the year ended March 31, 1998, sales increased 9.3% to a record $154,294,000 versus $141,169,000 for the prior fiscal year. New stores opened after March 31, 1996 added $13,624,000 in incremental sales. Comparable store sales declined 0.2% for the year. Net income for the year was $9,854,000, or $1.15 per diluted share, compared to $10,191,000, or $1.19 per diluted share, in the prior fiscal year. Earnings per share give retroactive effect to the 5% stock dividend paid August 4, 1997.

                                    - more -


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MONRO MUFFLER BRAKE, INC.
EARNINGS RELEASE

Jack M. Gallagher, President and Chief Executive Officer commented, "While 1998 was a challenging year in several respects, we are proud of our many accomplishments which included the introduction of new products, the achievement of a solidly profitable year, and improvements in infrastructure which will enable us to capitalize upon changing industry trends. In the fourth quarter, we successfully completed the rollout of scheduled maintenance services to all of our stores. This innovative program offers our customers the services necessary to keep their vehicles in compliance with their warranty schedules in a more convenient and cost competitive fashion than auto dealers.

"In the course of the year, we also established Monro University, a comprehensive training institute to maximize the potential of our store managers and build on the company culture of customer trust. Most recently, we announced a definitive agreement to acquire the 205-store Speedy U.S.A. chain. This development is consistent with our growth strategy to take advantage of consolidation opportunities within the industry and enhance our competitive advantage."

Mr. Gallagher concluded, "In fiscal 1998, we continued to focus on the factors which have made Monro a success: an unwavering commitment to customer satisfaction, centralized control of our stores, comprehensive and innovative training techniques, and complete undercar service with a continued focus on product diversification. We believe these distinguishing strengths will contribute to continued improvements in fiscal 1999 and should assist us in maximizing the potential of the Speedy U.S.A. chain." The Company opened 39 stores in fiscal 1998 and plans to continue its expansion strategy by opening approximately 30 stores in fiscal 1999, exclusive of the stores involved with the pending Speedy acquisition.

Separately, the Company's Board of Directors has declared a 5% stock dividend, payable June 18, 1998 to holders of record as of June 8, 1998.


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MONRO MUFFLER BRAKE, INC.
SALES AND EARNINGS RELEASE

Monro Muffler Brake operates a chain of stores providing automotive undercar repair services in the United States. The company currently operates 350 stores in New York, Pennsylvania, Ohio, Connecticut, Massachusetts, West Virginia, Virginia, Maryland, Vermont, New Hampshire, New Jersey, North Carolina, South Carolina and Indiana. Monro's stores provide a full range of services for mufflers and exhaust systems, brake systems, steering and suspension systems and many vehicle maintenance services.







Certain statements made above may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve uncertainties which may cause the Company's actual results in future periods to differ materially from those expressed. These uncertainties include, but are not necessarily limited to, uncertainties affecting retail generally (such as consumer confidence and demand for auto repair); risks relating to leverage and debt service (including sensitivity to fluctuations in interest rates); dependence on, and competition within, the primary markets in which the Company's stores are located; the need for, and costs associated with, store renovations and other capital expenditures; and the risks described from time to time in the Company's SEC reports which include the report on Form 10K for the fiscal year ended March 31, 1997.
                          (Financial tables to follow)

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                            MONRO MUFFLER BRAKE, INC.
                              Financial Highlights
                                   (Unaudited)
                (Dollars in thousands, except per share amounts)



                                                                            Quarter Ended March 31,
                                                                            -----------------------

                                                             1998                    1997               % Change
                                                             ----                    ----               --------

Sales                                                     $35,645                 $32,065                 11.2%


Cost of sales, including
distribution and occupancy costs                           20,652                  17,968                 14.9
                                                          -------                 -------


Gross profit                                               14,993                  14,097                  6.4

Operating, selling, general
and administrative expenses                                11,483                  10,740                  6.9
                                                          -------                --------

Operating income                                            3,510                   3,357                  4.6

Interest expense, net                                       1,054                     722                 46.0

Other expense, net                                             65                     199
                                                        ---------               ---------

Income before provision for
   income taxes                                             2,391                   2,436                 (1.8)

Provision for income taxes                                  1,006                     975                  3.2
                                                          -------               ---------

Net income                                                $ 1,385                 $ 1,461                 (5.2)
                                                          =======                 =======

Basic earnings per common share (a)                     $     .18               $     .19
                                                        =========               =========

Diluted earnings per common share (a)                   $     .16               $     .17
                                                        =========               =========

Number of stores open
    (at end of quarter)                                       350                     313





(a)  All share data has been restated to reflect the 5% stock dividend paid to shareholders on August 4, 1997.

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


                                            MONRO MUFFLER BRAKE, INC.
                                                 Financial Highlights
                                 (Dollars in thousands, except per share amounts)

                                                                                           Year Ended March 31,
                                                                                           --------------------

                                                                        1998                      1997                   % Change
                                                                        ----                      ----                   --------


Sales                                                               $154,294                    $141,169                  9.3%

Cost of sales, including
distribution and occupancy costs                                      87,510                      78,792                 11.1
                                                                   ---------                   ---------

Gross profit                                                          66,784                      62,377                  7.1

Operating, selling, general
and administrative expenses                                           46,120                      41,749                 10.5
                                                                   ---------                   ---------

Operating income                                                      20,664                      20,628                   .2

Interest expense, net                                                  3,829                       3,224                 18.8

Other expense, net                                                       331                         475
                                                                 -----------                  ----------

Income before provision for
   income taxes                                                       16,504                      16,929                 (2.5)

Provision for income taxes                                             6,650                       6,738                 (1.3)
                                                                  ----------                  ----------

Net income                                                         $   9,854                   $  10,191                 (3.3)
                                                                   =========                   =========

Basic earnings per common share (a)                               $     1.25                 $      1.31
                                                                  ==========                 ===========

Diluted earnings per common share (a)                             $     1.15                 $      1.19
                                                                  ==========                 ===========







(a)  All share data has been restated to reflect the 5% stock dividend paid to shareholders on August 4, 1997.




                                            MONRO MUFFLER BRAKE, INC.
                                               Financial Highlights
                                              (Dollars in thousands)

                                                                                            March 31,
                                                                                            ---------
                                                                               1998                           1997
                                                                               ----                           ----
ASSETS

  Cash                                                                     $    5,315                         $    6,438

  Inventories                                                                  27,492                             20,010

  Other current assets                                                          6,681                              6,149
                                                                       ---------------                     --------------

     Total current assets                                                      39,488                             32,597

  Property, plant and equipment, net                                          116,410                            109,683

  Other noncurrent assets                                                       3,190                              3,987
                                                                       ---------------                     --------------

     Total assets                                                            $159,088                           $146,267
                                                                       ===============                     ==============






LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities                                                       $  25,971                          $  23,018

  Long-term debt                                                               54,102                             54,850

  Other long term liabilities                                                     576                                 14

  Deferred income taxes                                                         1,881                              1,760
                                                                       ---------------                     --------------

     Total liabilities                                                         82,530                             79,642

  Total shareholders' equity                                                   76,558                             66,625
                                                                       ---------------                     --------------

     Total liabilities and shareholders'
        equity                                                               $159,088                           $146,267
                                                                       ===============                     ==============



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